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                                                                EXHIBIT 4.28




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                    WIRELESS TECHNOLOGY CORPORATIONS LIMITED

                          BALTIC COMMUNICATIONS LIMITED

             and any other Guarantor party hereto from time to time



                          ----------------------------

                               GUARANTY AGREEMENT

                          ----------------------------






                          Dated as of November 26, 1997


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        GUARANTY AGREEMENT, dated as of November 26, 1997 ("this Guaranty
        Agreement"), made and given by WIRELESS TECHNOLOGY CORPORATIONS LIMITED, a British Virgin Islands corporation, and BALTIC COMMUNICATIONS LIMITED, a Russian closed joint stock company (collectively, together with each other subsidiary of the Company (as defined below) which becomes a party hereto pursuant to a Joinder Agreement as described below, the "Guarantors" and individually a "Guarantor") in favor of The Travelers Insurance Company and The Travelers Indemnity Company (collectively, the "Lenders") and of all other holders from time to time of the Notes referred to below (such holders, together with the Lenders, being herein sometimes referred to collectively as the "Noteholders" and individually as a "Noteholder"); for the benefit of PLD TELEKOM INC., a Delaware corporation (the "Company").

                                R E C I T A L S :

               A. The Company has entered into the Revolving Credit Note and Warrant Agreement, dated as of the date hereof (the "Revolving Credit Agreement"), between the Company and the Lenders, providing, among other things, for (i) the commitment of the Lenders to make Series A Revolving Credit Loans from time to time to the Company in an aggregate principal amount not exceeding $12,400,000 (the "Series A Revolving Credit Loans") and Series B Revolving Credit Loans from time to time to the Company in an aggregate principal amount not exceeding $3,100,000 (the "Series B Revolving Credit Loans" and, together with the Series A Revolving Credit Loans, the "Revolving Credit Loans") and (ii) the issuance and delivery by the Company to the Lenders of its 12% Series A Revolving Credit Notes due December 31, 1998 in the aggregate principal amount of $12,400,000 to evidence the obligation of the Company to repay Series A Revolving Credit Loans from time to time outstanding in accordance therewith (such notes, including all notes issued in substitution or exchange therefor pursuant to the Revolving Credit Agreement, being referred to herein as the "Series A Notes") and its 12% Series B Revolving Credit Notes due September 30, 1998 in the aggregate principal amount of $3,100,000 to evidence the obligation of the Company to repay Series B Revolving Credit Loans from time to time outstanding in accordance therewith (such notes, including all notes issued in substitution or exchange therefor pursuant to the Revolving Credit Agreement, being referred to herein as the "Series B Notes"). The Series A Notes and the Series B Notes are collectively referred to herein as the "Notes"; the Notes, the Revolving Credit Agreement and this Guaranty, and all other related agreements and documents issued or delivered under or pursuant to the Revolving Credit Agreement or this Guaranty Agreement, in each case as the same may be amended or otherwise modified and in effect from time to time, are herein sometimes referred to collectively as the "Revolving Credit Documents"; and all other capitalized terms used and not otherwise defined herein shall have the respective meanings attributed thereto in the Revolving Credit Agreement.



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               B. The obligation of the Lenders to make the Revolving Credit
Loans under the Revolving Credit Agreement is conditioned, among other things, on each of the Guarantors guaranteeing all of the Company's Obligations referred to below.

               C. Pursuant to the Revolving Credit Agreement, the Company is obligated to cause (i) each Person that after the Closing Date shall become a Wholly-Owned Restricted Subsidiary and (ii) each other Subsidiary, other than the Leasing Companies or NWE Cyprus, which shall guarantee Indebtedness of the Company or any other Guarantor to execute and deliver a joinder agreement in the form attached hereto as Exhibit A (a "Joinder Agreement") and thereby to become a Guarantor under and within the meaning of this Guaranty Agreement.

               D. Each of the Guarantors is a Subsidiary of the Company.

               NOW, THEREFORE, for and in consideration of the execution and delivery by the Lenders of the Revolving Credit Agreement and in order to induce the Lenders to make the Revolving Credit Loans to the Company from time to time under the Revolving Credit Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Guarantors hereby agree as follows:

               1. Guaranty of Payment. Each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, to the Noteholders, the prompt payment in full when due (whether on a date fixed for repayment, at stated maturity, by declaration, acceleration or otherwise) of the Company's Obligations. For the purposes hereof the "Company's Obligations" means all indebtedness, obligations and liabilities of the Company under the Revolving Credit Documents, now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, howsoever evidenced, held or acquired, as such indebtedness, obligations and liabilities may be modified, extended, renewed or replaced from time to time, and including without limitation, the obligation of the Company to pay the principal of and interest on, and Additional Amounts, if any, and Commitment Fees, if any, owing in respect of, the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for repayment or otherwise, in accordance with the terms of the Revolving Credit Documents, and all other obligations from time to time owing to the Noteholders, or any of them, under the Revolving Credit Documents (including, without limitation, indemnities and expenses). The guaranty of each Guarantor as set forth in this section is a guaranty of payment and not of collection.

               2. Limitation of Guarantor's Liability. Each Guarantor and, by its acceptance of the Note held by it, each Noteholder, hereby confirms that it is its intention that the guaranty by such Guarantor under this Guaranty Agreement not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any other bankruptcy, receivership, insolvency, liquidation or other similar legislation or legal principles under any applicable foreign law to the extent applicable to such guaranty. To effectuate the foregoing intention, each such Guarantor and each Noteholder hereby



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irrevocably agrees that the obligation of such Guarantor under this Guaranty
Agreement shall be limited to the lesser of (a) an amount equal to such Guarantor's Adjusted Net Assets (as hereinafter defined) as of the date this Guaranty Agreement is executed and delivered and (b) the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contributions from or payments made by or on behalf of any other Guarantor in respect of the obligations of such Guarantor under this Guaranty Agreement, result in the obligations of such Guarantor not constituting a fraudulent conveyance or fraudulent transfer or not otherwise being void, voidable or unenforceable under any bankruptcy, reorganization, receivership, insolvency, liquidation or other similar legislation or legal principles under any applicable foreign law. As used in this Section 2, "Adjusted Net Assets" of any Guarantor at any date means the amount by which the fair value of the assets and Property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under this Guaranty Agreement, of such Guarantor at such date.

               3. Release of Collateral, Parties Liable, etc. Each of the Guarantors agrees that the whole or any part of any and all security now or hereafter held for the Company's Obligations may be exchanged, compromised, released or surrendered from time to time; that neither the Noteholders nor any of them nor any trustee or agent which shall at any time hold any such security shall have any obligation to protect, perfect, secure or insure any Liens now or hereafter held for the Company's Obligations or the properties subject thereto; that the time or place of payment of the Company's Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; that the Company may be granted indulgences generally; that any provisions of the Revolving Credit Documents or any other documents executed in connection with this transaction may be modified, amended or waived; that any party liable for the payment of the Company's Obligations may be granted indulgences or released; and that any deposit balance for the credit of the Company or any other party liable for the payment of the Company's Obligations or liable upon any security therefor may be released, in whole or in part, at, before and/or after the stated, extended or accelerated maturity of the Company's Obligations, all without notice to or further assent by the Guarantors, or any of them, who shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

               4. Waiver of Rights. Each of the Guarantors expressly waives: (a) notice of acceptance of this Guaranty Agreement by the Noteholders; (b) presentment and demand for payment of any of the Company's Obligations; (c) protest and notice of dishonor or of default to such Guarantor or to any other party with respect to the Company's Obligations or with respect to any security therefor; (d) notices of any Noteholder's or any trustee's or agent's for any Noteholder obtaining, amending, substituting for, releasing, waiving or modifying any security interests, liens or other encumbrances now or hereafter securing the Company's Obligations, of the Noteholders' or any such trustee's or agent's subordinating, compromising discharging or releasing such security interests, liens or other



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encumbrances; (e) all other notices to which such Guarantor might otherwise be entitled; (f) demand for payment under this Guaranty Agreement; and (g) any right to assert against any Noteholder, as a defense, counterclaim, set-off or cross-claim, any defense (legal or equitable), set-off, counterclaim or claim which such Guarantor may now or hereafter have against any Noteholder or the Company, but such waiver shall not prevent such Guarantor from asserting against any Noteholder in a separate action, any claim, action, cause of action, or demand that such Guarantor might have, whether or not arising out of this Guaranty Agreement.

               5. Primary Liability of Guarantors; Subrogation; Interest; Acceleration. (a) Each of the Guarantors agrees that this Guaranty Agreement may be enforced by the Noteholders upon the failure of the Company to pay or perform punctually any of the Company's Obligations without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Company under the Revolving Credit Documents or any collateral now or hereafter securing the Company's Obligations or otherwise, and each of the Guarantors hereby waives the right to require the Noteholders to proceed against the Company or any other Person (including a co-guarantor) or to require the Noteholders to pursue any other remedy or enforce any other right. Each of the Guarantors further agrees that nothing contained herein shall prevent the Noteholders or any trustee or agent at the time empowered to act on their behalf from suing the Company with respect to its obligations under the Revolving Credit Documents or foreclosing any security interest in or lien on any collateral now or hereafter securing the Company's Obligations or from exercising any other rights available to the Noteholders or any such trustee or agent under the Revolving Credit Documents if neither the Company nor the Guarantors timely performs the obligations of the Company thereunder, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any Guarantor's obligations hereunder; it being the purpose and intent of each of the Guarantors that such Guarantor's obligations hereunder shall be absolute, irrevocable, independent and unconditional under any and all circumstances. Neither the obligations of any Guarantor under this Guaranty Agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Company or any other Guarantor, by reason of the Company's or any other Guarantor's bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Company's Obligations. Each of the Guarantors acknowledges that the term "Company's Obligations" as used herein includes any payments made by the Company or any other Guarantor to the Noteholders and subsequently recovered by the Company or a trustee for the Company pursuant to the Company's bankruptcy or insolvency and that the guaranty of each of the Guarantors hereunder shall be reinstated to the extent of such recovery.

               (b) In the event any Guarantor shall at any time pay any sums on account of any of the Company's Obligations, such Guarantor shall, to the extent of such payment,



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be subrogated to the rights, privileges and powers of the Noteholders in respect of such Company's Obligation, provided that each Guarantor hereby agrees that it shall not seek to exercise any such rights of subrogation, any right of reimbursement or indemnity whatsoever or any rights or recourse to any security for any of the Company's Obligations unless and until all of the Company's Obligations shall have been indefeasibly paid in full.

               (c) As between each Guarantor, on the one hand, and the Noteholders, on the other hand, the Company's Obligations may be declared to be forthwith due and payable as provided in Section 12.1 of the Revolving Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 12.1) for all purposes of this Guaranty Agreement notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such obligations from becoming automatically due and payable) as against the Company and, in the event of such declaration (or in the event of any such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantors for purposes of this Guaranty Agreement and the obligations of the Guarantors hereunder shall be deemed to have been accelerated with the same effect as if the Notes had been accelerated in accordance with the terms thereof and of the Revolving Credit Agreement.

               (d) Each Guarantor acknowledges, consents and agrees that any interest on the Company's Obligations which accrues after the commencement of any bankruptcy, reorganization or insolvency proceeding against the Company, or, if interest on any portion of the Company's Obligations ceases to accrue by operation of law by reason of the commencement of any such proceeding, such interest as would have accrued on any such portion of the Company's Obligations if said proceeding had not been commenced, shall be included in the Company's Obligations, it being the intent hereof that the amount of the Company's Obligations guaranteed hereunder should be determined without regard to any rule of law or order which may relieve the Company of any portion of the Company's Obligations.

               6. Attorneys' Fees and Costs of Collection. If at any time or times hereafter the Noteholders or any trustee or agent acting on their behalf employs counsel to pursue collection, to intervene, to sue for enforcement of the terms hereof or of the Revolving Credit Agreement or any other of the Revolving Credit Documents, or to file a petition, complaint, answer, motion or other pleading in any suit or proceeding relating to this Guaranty Agreement or the Revolving Credit Agreement or any other of the Revolving Credit Documents, then in such event, all of the reasonable attorneys' fees relating thereto shall be an additional liability of the Guarantors to the Noteholders hereunder, payable on demand.

               7. Term of Guaranty; Warranties. This Guaranty Agreement shall continue in full force and effect until the Company's Obligations are fully and indefeasibly paid, performed and discharged. This Guaranty Agreement covers the Company's Obligations whether presently outstanding or arising subsequent to the date hereof. Each



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Guarantor warrants and represents to the Noteholders (a) that such Guarantor is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) that such Guarantor has all powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, (c) that the execution and delivery by such Guarantor of this Guaranty Agreement and the other Revolving Credit Documents, if any, to which it is a party and the performance by such Guarantor of its obligations hereunder and thereunder are within the corporate power of such Guarantor, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for any such action or filing that has been taken and is in full force and effect) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of any of the constitutional documents of such Guarantor or of any material agreement, judgment, injunction, order, decree, or other material instrument binding upon such Guarantor or result in the creation or imposition of any Lien on any asset of such Guarantor and (d) that this Guaranty Agreement and the other Revolving Credit Documents, if any, to which such Guarantor is a party constitute valid, binding and enforceable agreements of such Guarantor and, when executed and delivered, will constitute valid and binding obligations of such Guarantor (except insofar as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect).

               8. Further Representations and Warranties. Each Guarantor agrees that the Noteholders will have no obligation to investigate the financial condition or affairs of the Company for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Company which might come to the knowledge of any of the Noteholders at any time, whether or not any of the Noteholders knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor or might (or does) materially increase the risk of such Guarantor as guarantor or might (or would) affect the willingness of such Guarantor to continue as guarantor with respect to the Company's Obligations.

               9. Additional Liability of Guarantors. If any Guarantor is or becomes liable for any indebtedness owing by the Company to any of the Noteholders by endorsement or otherwise other than under this Guaranty Agreement, such liability shall not be in any manner impaired or reduced hereby but shall have all and the same force and effect it would have had if this Guaranty Agreement had not existed and such Guarantor's liability hereunder shall not be in any manner impaired or reduced thereby.

               10. Cumulative Rights. All rights of the Noteholders hereunder or otherwise arising under any documents executed in connection with or as security for the Company's Obligations are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of any of the Noteholders and without affecting or impairing the liability of any of the Guarantors.



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

               11. Usury. Notwithstanding any other provisions herein contained, no provision of this Guaranty Agreement shall require or permit the collection from any Guarantor of interest in excess of the maximum rate or amount that such Guarantor may be required or permitted to pay pursuant to applicable law. In the event any such interest is collected, it shall be applied in reduction of such Guarantor's obligations hereunder, and the remainder of such excess collected shall be returned to such Guarantor once such obligations have been fully satisfied.

               12. Successors and Assigns. This Guaranty Agreement shall be binding on and enforceable against each Guarantor and its successors and assigns; provided that, other than in connection with any such assignment or transfer resulting from a merger or consolidation of such Guarantor or a transfer of all or substantially of such Guarantor's assets permitted under the Revolving Credit Agreement, as in effect from time to time, none of the Guarantors may assign or transfer any of its obligations hereunder without the prior written consent of Noteholders holding Commitment Percentages aggregating more than 50%. This Guaranty Agreement is intended for and shall inure to the benefit of the Noteholders and their respective successors and assigns. This Guaranty Agreement shall be transferable and negotiable with the same force and effect, and to the same extent, that the Company's Obligations are transferable and negotiable, it being understood and stipulated that upon assignment or transfer by any of the Noteholders of any of the Company's Obligations the legal holder or owner of the Company's Obligations (or a part thereof or interest therein thus transferred or assigned by any Noteholder) shall (except as otherwise stipulated by any such Noteholder in its assignment) have and may exercise all of the rights granted to such Noteholder under this Guaranty Agreement to the extent of that part of or interest in the Company's Obligations thus assigned or transferred to said Person. Each Guarantor expressly waives notice of transfer or assignment of the Company's Obligations, or any part hereof, or of the rights of any Noteholder thereunder. Failure to give any such notice will not affect the liabilities of the Guarantors hereunder.

               13. Application of Payments. As between the Guarantors and the Noteholders, each of the Noteholders may apply any payments received by it from any source against that portion of the Company's Obligations (principal, interest, court costs, attorneys' fees or other) in such priority and fashion as it may deem appropriate.

               14. Modifications. Any term, covenant, agreement or condition of this Guaranty may be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing duly executed by each Guarantor and Noteholders holding all of the Notes at the time outstanding. Any amendment or waiver effected in accordance with this Section shall apply equally to all Noteholders and shall be binding upon them and upon each future holder of any Note and upon each Guarantor whether or not any such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.



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

               15. Notices. (a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, telecopy, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

               (i) if to WTC, at c/o Orbis Services Limited, Tropic Isle Building, P.O. Box 3443, Road Town, Tortola, British Virgin Islands, and if to BCL, at Pochtamtskaya Ulitsa 15, Saint Petersburg, Russia 191186, in either such case with a copy to each of PLD Telekom Inc., at 680 Fifth Avenue, 24th Floor, New York, New York 10019, Attention: Chief Financial Officer, and Morgan, Lewis & Bockius LLP, at 101 Park Avenue, New York, New York 10178, Attention:
        H. Franklin Bloomer, Jr., Esq.;

               (ii) if to the Lenders, at the respective addresses set forth therefor in Schedule I to the Revolving Credit Agreement, or at such other address as either such Lender shall have designated in writing to the Guarantors; and

               (iii) if to any other Noteholder, in the manner provided in the Revolving Credit Agreement.

               (b) All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, telecopy, graphic scanning or other telegraphic communications equipment of the sender, or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 15 or at such other address or telex, telecopy or other number as shall be designated by such party in a notice to each other party complying with the terms of this Section 15.

               16. Net Payments. Reference is hereby made to Section 9.21 of the Revolving Credit Agreement, the terms of which are hereby incorporated by reference, with each reference to a "Subsidiary Guarantor" contained in such
Section 9.21 being deemed to be a reference to a Guarantor hereunder, and each reference to a "Guarantee" contained in such Section 9.21 being deemed to be a reference to this Guaranty Agreement. Each Guarantor agrees that all payments made by it hereunder in respect of the Company's Obligations are subject to the terms and provisions of such Section 9.21 of the Revolving Credit Agreement, and agrees to perform all of the obligations of a "Subsidiary Guarantor" contained therein applicable to such payments.

               17. Severability. In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Guaranty Agreement shall be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative, and the invalidity of such provision shall not affect the validity of any remaining provision



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

hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

               18. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

               THIS GUARANTY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN NEW YORK. EACH GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS GUARANTY AGREEMENT MAY BE LITIGATED IN SUCH COURTS, AND EACH GUARANTOR WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT. EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS THAT THE SERVICE OF PROCESS MAY BE MADE BY MAIL OR MESSENGER DIRECTED TO IT AT ITS ADDRESS SET FORTH IN SECTION 14 HEREOF (OR PURSUANT TO THE JOINDER AGREEMENT EXECUTED BY SUCH GUARANTOR AS CONTEMPLATED BY THE REVOLVING CREDIT AGREEMENT). NOTHING CONTAINED IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY NOTEHOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY JURISDICTION AGAINST ANY GUARANTOR OR TO ENFORCE A JUDGMENT OBTAINED IN THE COURTS OF ANY OTHER JURISDICTION. EACH GUARANTOR ACKNOWLEDGES THAT THE TIME AND EXPENSE REQUIRED FOR A TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               19. Headings. The headings in this instrument are for convenience of reference only and shall not limit or otherwise affect the meaning of any provisions hereof.

               20. Counterparts. This Guaranty Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each constituting an original, but all together constituting one and the same instrument.



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               [The remainder of this page is intentionally left blank.]



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               IN WITNESS WHEREOF, the Guarantors party hereto have caused this
Guaranty Agreement to be duly executed by their respective authorized officers as of the date first above written.



                                   WIRELESS TECHNOLOGY CORPORATIONS LIMITED

                                   By    /s/ E. Clive Anderson
                                      ------------------------------------------
                                   Title: Attorney-in-Fact


                                   BALTIC COMMUNICATIONS LIMITED

                                   By    /s/ E. Clive Anderson
                                      ------------------------------------------
                                   Title:  Authorized Representative



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                                                                   EXHIBIT A
                                                                      to
                                                              Guaranty Agreement


                            FORM OF JOINDER AGREEMENT


               JOINDER AGREEMENT, dated as of ____________, ____ ("this Agreement"), made and given by _______________, a ____________ (the
"Subsidiary"), which is a subsidiary of PLD Telekom Inc., a Delaware corporation (the "Company"), in favor of the Noteholders referred to (and as that term is defined) in that certain Guaranty Agreement, dated as of November 26, 1997 (as the same may have been heretofore amended or otherwise modified, the "Guaranty Agreement"), made and given originally by the subsidiaries of the Company identified therein in favor of the Lenders (as defined therein) and of the holders from time to time of (i) the Company's 12% Series A Revolving Credit Notes due December 31, 1998 in the aggregate principal amount of $12,400,000 evidencing the obligation of the Company to repay Series A Revolving Credit Loans made to the Company from time to time in accordance therewith and (ii) the Company's 12% Series B Revolving Credit Notes due September 30, 1998 in the aggregate principal amount of $3,100,000 evidencing the obligation of the Company to repay Series B Revolving Credit Loans made to the Company from time to time in accordance therewith. All of the defined terms in the Guaranty Agreement are incorporated herein by reference and all such terms used and not otherwise defined herein have the respective meanings when used herein as are attributed thereto in the Guaranty Agreement (or by reference therein to the Revolving Credit Agreement referred to therein).

               The Company is required by Section 9.30 of the Revolving Credit Agreement to cause the Subsidiary to become a "Guarantor" under and within the meaning of the Guaranty Agreement. Accordingly, the Subsidiary hereby agrees with and for the benefit of the Noteholders as follows:

               1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Guaranty Agreement and a "Guarantor" for all purposes of the Guaranty Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Guaranty Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Guaranty Agreement, including, without limitation, all of the undertakings and waivers set forth therein. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary, subject to the limitations set forth in Section 1 of the Guaranty Agreement, hereby jointly and severally, together with the other Guarantors, guarantees to the Noteholders, as provided in such Section 1 of the Guaranty Agreement, the prompt payment in full when due (whether on a date fixed for repayment, at stated maturity, by declaration, acceleration or otherwise) of the Company's Obligations.

               2. The address of the Subsidiary for purposes of all notices and other communications is __________________________________.

               3. The Subsidiary hereby waives notice of acceptance by the Noteholders, or any of them, of this Agreement.

               4. This Agreement may be executed in any number of counterparts, each constituting an original, but all together constituting one and the same instrument.

               IN WITNESS WHEREOF, the Subsidiary has caused this Agreement to be duly executed by its authorized officer, as of the day and year first above written.


                                                   [SUBSIDIARY]

                                                   By _______________________
                                                          Title:



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